UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2018

FIRST DATA CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 LIBERTY STREET 29th FLOOR NEW YORK, NEW YORK	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 735-3362

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure
On January 1, 2018, First Data Corporation (the “Company”) adopted new accounting guidance related to revenue recognition and retirement benefits accounting which was previously issued by the Financial Accounting Standards Board. In addition to the adoption of these new accounting standards, the Company elected to adjust its segment revenue results as previously discussed in its 2017 Form 10-K filed on February 21, 2018.

While the changes associated with the new revenue recognition guidance will be applied prospectively beginning January 1, 2018, the adjusted 2017 financial information in Exhibit 99.1 presents the impacts to the Company’s financial information as if the changes were applied retroactively in order to provide investors, analysts and other users of the Company’s financial information with historical information that will be more comparable to results the Company will report in the future.

The Company has also included the changes associated with the new retirement benefit accounting and the segment reporting changes which will be adopted retrospectively.

The adjusted financial information is labeled "As Adjusted" in Exhibit 99.1 furnished with this report. Additional information regarding the new accounting guidance issued, as well as the impact of adoption to the Company, is included in Exhibit 99.1 attached hereto.

The information furnished in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934 (Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act except as shall be expressly set forth by specific reference to such filing.

Item 9.01. Financial Statements and Other Exhibits
The following is a list of the Exhibits filed with this report.

Exhibit Number	Exhibit Description
99.1	Supplemental Unaudited Information for Adoption of New Accounting Guidance & Adjustments to Segment Reporting Results

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